Exhibit 21

Name of Subsidiary	Jurisdiction of Formation/Incorporation
Strategic Hotel Funding, L.L.C.	Delaware
SHC Asset Management, L.L.C.	Delaware
SHC Aventine II, L.L.C.	Delaware
New Aventine, L.L.C.	Delaware
SHC Burbank II, L.L.C.	Delaware
New Burbank, L.L.C.	Delaware
SHC DTRS, Inc.	Delaware
SHC Europe, L.L.C.	Delaware
SHC Finance (Champs Elysees), L.L.C.	Delaware
SHC Holdings L.L.C.	Delaware
SHC Lake Buena Vista II, L.L.C.	Delaware
SHC Lincolnshire LLC	Delaware
SHC Mexico Holdings, L.L.C.	Delaware
SHC New Orleans LLC	Delaware
SHC Phoenix III, L.L.C.	Delaware
SHC Prague InterContinental, L.L.C.	Delaware
SHC Rancho III, L.L.C.	Delaware
New Rancho, L.L.C.	Delaware
SHC Residence Club, L.L.C.	Delaware
SHC Residence Club II, L.L.C.	Delaware
SHC Santa Monica Beach Hotel III, L.L.C.	Delaware
New Santa Monica Beach Hotel, L.L.C.	Delaware
SHC Schaumburg II, L.L.C.	Delaware
SHCI Santa Monica Beach Hotel, L.L.C.	Delaware
DTRS Burbank, L.L.C.	Delaware
SHC Santa Monica Land, L.L.C.	Delaware
DTRS La Jolla L.L.C.	Delaware
DTRS Lake Buena Vista, L.L.C.	Delaware
DTRS Lincolnshire, L.L.C.	Delaware
DTRS New Orleans, L.L.C.	Delaware
DTRS Phoenix, L.L.C.	Delaware
DTRS Rancho Las Palmas, L.L.C.	Delaware
DTRS Santa Monica, L.L.C.	Delaware
DTRS Schaumburg, L.L.C.	Delaware
Bohus Verwaltung TRS	Netherlands
Hotel Paris Champs Elysees SNC	France
Inmobiliaria Nacional Mexicana, S. de R.L. de C.V.	Mexico
Proparmex, S. de R.L. de C.V.	Mexico
Punta Mita Resort S. de R.L. de C.V.	Mexico
Punta Mita Resort TRS S. de R.L. de C.V.	Mexico
SHC Champs Elysees SAS	France
SHC (Champs Elysees) Sarl	Luxembourg
SHC Hamburg (Netherlands) B.V.	Netherlands

Name of Subsidiary	Jurisdiction of Formation/Incorporation
SHC Hamburg Sarl	Luxembourg
SHC Residence Club S. de R.L. de C.V.	Mexico
Strategic Holding SNC	France
Strategic Hotel Capital Europe Asset Management Limited	UK
Strategic Hotel Capital Europe Investment Limited	UK
Strategic Hotel Capital France SNC	France
Strategic Hotel Capital Spain, S.L.	Spain
Strategic Paris Sarl	Luxembourg
SHC Property Acquisition, L.L.C.	Delaware
SHC Michigan Avenue Holdings, LLC	Delaware
SHC Chopin Plaza Holdings, LLC	Delaware
DTRS Michigan Avenue/Chopin Plaza General Partner, LLC	Delaware
SHC Half Moon Bay LLC	Delaware
SHC Half Moon Bay Mezzanine LLC	Delaware
DTRS Half Moon Bay LLC	Delaware